Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

ASPIRA WOMEN’S HEALTH INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Stock, par value $0.001 per share	457(c)	29,226,527	$.47	(2)	$13,736,467.69	0.00015310	$2,103.06
Fees previously paid

		Total Offering Amount					$13,736,467.69		$2,103.06
		Total Fees Previously Paid							-
		Total Fee Offsets							-
		Net Fee Due							$2,103.06

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares of common stock, par value $0.001 per share (the “Common Stock”) of Aspira Women’s Health Inc. (the “Company”) that may be issued and resold resulting from stock splits, stock dividends or similar transactions. Represents shares of Common Stock that may be offered for resale (the “Resale Shares”) by the selling stockholders described in this prospectus and are comprised of: (i) 5,915,850 shares of Common Stock issued in connection with the conversion of the Convertible Notes, (ii) 11,848,177 shares of Common Stock underlying the warrants underlying the Convertible Notes (as amended, the “Amended and Restated March 2025 Warrants”), (iii) 6,550,000 shares of Common Stock issued pursuant to the securities purchase agreement dated September 16, 2025 (the “September 2025 Purchase Agreement”), and (iv) 4,912,500 shares of Common Stock underlying warrants issued in connection with the September 2025 Purchase Agreement (the “September 2025 Warrants”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock as reported on The OTC QB Market on September 29, 2025.